                                                                    Exhibit 10.1

                       ELECTRIC AQUAGENICS UNLIMITED, INC.
                          1464 West 40 South, Suite 200
                             Lindon, Utah 84042-1629

                                  May 31, 2006

Gaylord M. Karren
568 South Oak Drive
Woodland Hills, Utah 84653

         Re:      Separation Agreement

Dear Gaylord:

         This is to confirm that you have voluntarily terminated your employment relationship and your Employment Agreement with Electric Aquagenics Unlimited,
Inc. (the "Company"), effective as of 5:00 p.m. Mountain Daylight Time on
Friday, May 26, 2006 (the "Effective Time"). As of the Effective Time, the
Employment Agreement between you and the Company will be considered terminated and of no further force and effect. Any and all payments and other covenants provided for in the Employment Agreement or otherwise related to your employment by the Company will be terminated effective as of the Effective Time. This letter contains the terms of a proposed Separation Agreement (the "Agreement")
between you and the Company. If you accept the terms of this Agreement, you will receive the following compensation and benefits from the Company:

         a. The Company will pay to you the total sum of $138,000, payable as follows: You will be paid six (6) monthly installments of $11,500 each on or before the first day of each month, commencing on June 1, 2006, and you will be paid a lump sum of $69,000 on December 1, 2006. You will be solely responsible for the payment of all taxes on these payments.

         b. Because of your separation from the Company, your group health insurance coverage will expire at the end of the month. You may, of course, elect COBRA continuation coverage. If you elect COBRA coverage, the Company will pay the monthly COBRA premium to extend coverage through December 1, 2006, or until you become eligible for other group health insurance coverage, whichever comes first. You may continue COBRA coverage after this date if you are still eligible for coverage, but you will be solely responsible for all COBRA premiums.

         c. The Company will grant to you a five (5) year option to purchase
25,000 shares of the Company's $0.0001 par value common stock for an exercise price equal to the closing price of the Company's common stock on the
OTC-Bulletin Board as of the Effective Time. The option shall fully vest on
December 1, 2006, provided that you have not defaulted in your obligations under this Agreement.

         d. The Company will unconditionally release you and your heirs, successors, personal representatives, attorneys, and all persons acting on behalf of them, from all claims, obligations, agreements, damages, losses or causes of action, including claims arising out of your employment with the
Company. This is a general release and is intended to be very broad and to cover all claims of any nature, whether or not the Company knows that the claims exist at this time.

         e. The Company will indemnify you and hold you harmless to the fullest extent legally permissible from and against any claim or claims made against you because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which you committed or suffered to commit while acting in your capacity as an officer or director of the Company and solely because of your being an officer or director of the Company. The payments which the Company will be obligated to make hereunder shall include, inter alia, damages, judgments, settlements and costs, cost of investigation (excluding salaries of officers or employees of the
Company) and costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar

Gaylord M. Karren
May 31, 2006

bonds; provided however, that the Company shall not be obligated to pay fines or other obligations or fees imposed by law or otherwise which it is prohibited by applicable law from paying as indemnity or for any other reason.

         f. You will be allowed to keep the automobile previously provided to you by the Company, provided that as of the Effective Time the Company will no longer make payments for such automobile or the maintenance thereof.

         g. You will be allowed to keep the laptop computer provided to you by the Company, provided that you deliver to the Company a downloaded copy of the contents of the hard drive of the laptop computer.

         In return for the above compensation from the Company, you agree to the following:

         1. You hereby resign your employment with the Company, and your positions as Chief Executive Officer, Chairman of the Board of Directors, and a
Director of the Company effective as of the Effective Time.

         2. You agree that during the course of your employment with the
Company, you came to know certain confidential and proprietary information relating to the Company and its business operations, finances and employees. You agree that you will not disclose or discuss any confidential information to any other person or entity, and that you will not use any confidential information for your own purposes. You further agree that during the period of time in which the Exclusive License Agreement between the Company and Zerorez Franchising
Systems, Inc. remains in effect, you will not, directly or indirectly, enter into or in any manner take part in any business, profession or other endeavor which is competitive with the Company's business as it is now being conducted anywhere in the world, either as an employee, agent, independent contractor, owner or otherwise; provided however, that your involvement with Zerorez
Franchising Systems, Inc. shall not be considered to be competitive with the
Company so long as the business of Zerorez Franchising Systems, Inc. does not compete with the business of the Company. Notwithstanding the foregoing, in the event of a default by the Company in its obligations hereunder, the non-compete covenant set forth above shall immediately terminate.

         3. You agree to return to the Company all Company documents or records that may be in your possession, including electronic versions of such records and documents.

         4. You agree not to sign any checks drawn on the Company's bank accounts except as specifically requested by the Company's Interim CEO and the
Company's CFO, and to assist in the prompt transfer of the signature authority for all bank accounts maintained by the Company.

         5. The Company will pay the premiums on all life insurance policies insuring your life for a period of thirty (30) days after the Effective Time.
Thereafter, you will assume the obligation to pay all premiums and other charges incident to any such life insurance policy of which the Company is not the primary beneficiary.

         6. You acknowledge and agree that the compensation and benefits outlined above include compensation to which you are not otherwise entitled.
Except as expressly outlined above, you will not be entitled to any other compensation or benefits from the Company.

         7. You represent and agree that you have not filed any claim, complaint or charge against the Company with any accrediting agency, governmental agency or any state or federal court. You agree not to file any claim, complaint or charge against the Company in the future for anything that relates in any way to your employment with the Company or your separation from the Company. You have the right, however, to file a claim or lawsuit for the sole purpose of enforcing your rights under this Agreement.

         8. You unconditionally release the Company, and each of its owners, affiliates, assigns, agents, shareholders, members, directors, officers, employees, representatives, attorneys, and all persons acting on behalf of them, from all claims, obligations, agreements, damages, losses or causes of action,

Gaylord M. Karren
May 31, 2006

including claims arising out of your employment with or your separation from the
Company. This is a general release and is intended to be very broad and to cover all claims of any nature, whether or not you know that the claims exist at this time, including but not limited to claims for wages, vacation pay, contract claims, tort claims, and claims under any state, federal or local law. This release specifically includes all claims that you may have under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the
Older Workers Benefit Protection Act, the Americans with Disabilities Act, and/or the Equal Pay Act.

         9. You agree to keep the terms, conditions and amounts of this
Agreement completely confidential, except to the extent disclosure is required by applicable laws or regulations.

         10. You and the Company both agree not to make or publish any written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments)
which are or may be disparaging, deleterious or damaging to the integrity, reputation or good will of the other. In addition, you agree not to speak poorly of or to criticize the Company or its affiliates, including its officers, directors, policies or practices.

         11. You agree to cooperate with the Company and to assist the Company in the transition of your duties to other employees and in defending against any claim or legal action that may be brought against the Company that related to your employment or to any event that occurred while you were employed by the
Company. You agree to make yourself reasonably available to the Company to answer questions that may arise concerning work that you have performed for the
Company in the past. It is expressly understood and agreed that you will not be required to incur any costs or expenses in complying with the provisions of this paragraph.

         12. You understand and agree that the payments and benefits you are to receive from the Company under this Agreement are conditioned on your compliance with each and every term of this Agreement. If you violate any provision of this
Agreement, the Company shall have the right to immediately cease all payments, and you may be required to repay all sums previously paid by the Company under this Agreement.

         13. The provisions of this Agreement are severable and, if any part of it is found to be unenforceable, the other portions will remain fully valid and enforceable.

         14. This letter contains your entire Agreement with the Company. You have not relied upon any representation or statement by the Company or anyone else that is not contained within this letter.

         15. You have until the Effective Time to review and consider this
Agreement. We advise you to consult with an attorney regarding your rights and obligations under this Agreement. This Agreement shall be effective and enforceable as of the Effective Time, unless it is rescinded by either party in writing prior to the Effective Time.

                                              Sincerely,

                                              /s/ Jay S. Potter
                                              Jay S. Potter
                                              Interim Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Gaylord M. Karren
Gaylord M. Karren

May 31, 2006
Date